Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ANTERO MIDSTREAM CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Antero Midstream Corporation for the year ended December 31, 2025, I, Justin J. Agnew, Chief Financial Officer and Vice President – Finance and Investor Relations of Antero Midstream Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Annual Report on Form 10-K for the year ended December 31, 2025 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Corporation for the periods presented therein.

Date: February 11, 2026

/s/ Justin J. Agnew
Justin J. Agnew
Chief Financial Officer, Vice President – Finance and Investor Relations